UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
December 28, 2010
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34196 (Commission File Number)	56-2408571 (IRS Employer Identification No.)

4400 Carillon Point, Kirkland, WA (Address of principal executive offices)	98033 (Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Resignation
     On December 29, 2010, Craig O. McCaw, the Chairman of the Board of Directors of Clearwire Corporation (the “Company”), informed the Company of his decision to resign from his position on the Company’s Board of Directors, effective December 31, 2010. Mr. McCaw was originally nominated to his position by Eagle River Holdings, LLC (“Eagle River”) pursuant to the Equityholders’ Agreement dated November 28, 2008 by and among the Company, Sprint Nextel Corporation, Intel Corporation, Google Inc., Comcast Corporation, Time Warner Cable Inc., Bright House Networks LLC, and Eagle River (the “Equityholders’ Agreement”). Mr. McCaw served as Chairman of the Board of the Company for over 2 years, and served as the Chairman of the Company’s predecessor entity for more than 5 years. Mr. McCaw’s decision to resign is not due to any disagreements with the Company on any matters relating to the Company’s operations, policies, or practices. Eagle River retains the right under the Equityholders’ Agreement to nominate one additional director to replace Mr. McCaw, and it has indicated to the Company that it intends to nominate Benjamin G. Wolff.
Offer Letter Amendment
     On December 28, 2010, Clearwire Corporation (the “Company”) and Erik E. Prusch, the Company’s Chief Financial Officer, entered into an Addendum (the “Addendum”) that amends the Offer Letter Agreement dated August 24, 2009 between Mr. Prusch and the Company (the “Agreement”). The Addendum provides that in lieu of reimbursing Mr. Prusch for the expenses relating to the sale of his house, as provided for in the Agreement, the Company’s relocation agent will purchase Mr. Prusch’s house. The purchase price for the house is determined by taking the arithmetic mean of the house values provided by two independent appraisal companies selected by the Company’s relocation agent. If Mr. Prusch’s employment with the Company terminates prior to September 11, 2011, he shall be required to reimburse the Company for the relocation benefits he received pursuant to the terms of the Agreement. Mr. Prusch will not be required to reimburse such relocation benefits if he is involuntarily terminated by the Company without cause, or if the termination is due to a change in control of the Company. After purchasing the house, the Company intends to sell it through the relocation agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: December 30, 2010	By:	/s/ Broady R. Hodder
Broady R. Hodder
Senior Vice President and General Counsel